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                                                                         EXHIBIT 11

                   CELLULAR COMMUNICATIONS OF PUERTO RICO, INC.

                    CALCULATION OF NET INCOME (LOSS) PER SHARE


                                            WEIGHTED AVERAGE NUMBER OF SHARES
                                 --------------------------------------------------------

   DATE        DESCRIPTION OF       TOTAL    YEAR ENDED YEAR ENDED YEAR ENDED YEAR ENDED
  ISSUED          ISSUANCE       OUTSTANDING 31-DEC-98   31-DEC-97  31-DEC-96  31-DEC-95
----------- -----------------------------------------------------------------------------

----------- -----------------------------------------------------------------------------

 12/31/94       Common Stock      10,000,615  10,000,615 10,000,615 10,000,615 10,000,615
 01/12/95       Common Stock           6,813       6,813      6,813      6,813      6,589
 02/02/95       Common Stock           1,945       1,945      1,945      1,945      1,769
 02/23/95       Common Stock             521         521        521        521        444
 04/05/95      Treasury Stock        (25,000)   (25,000)   (25,000)   (25,000)   (18,493)
 04/06/95      Treasury Stock        (25,000)   (25,000)   (25,000)   (25,000)   (18,425)
 04/06/95       Common Stock           1,200       1,200      1,200      1,200        884
 04/07/95      Treasury Stock        (22,000)   (22,000)   (22,000)   (22,000)   (16,153)
 04/10/95      Treasury Stock        (10,000)   (10,000)   (10,000)   (10,000)    (7,260)
 04/11/95      Treasury Stock        (10,000)   (10,000)   (10,000)   (10,000)    (7,233)
 04/12/95      Treasury Stock         (8,000)    (8,000)    (8,000)    (8,000)    (5,764)
 05/18/95       Common Stock           3,500       3,500      3,500      3,500      2,177
 06/01/95       Common Stock           3,125       3,125      3,125      3,125      1,824
 06/17/95       Common Stock           1,388       1,388      1,388      1,388        757
 07/12/95       Common Stock           3,125       3,125      3,125      3,125      1,473
 07/24/95       Common Stock          83,333      83,333     83,333     83,333     36,530
 07/28/95       Common Stock           1,388       1,388      1,388      1,388        593
 08/04/95       Common Stock       2,685,398   2,685,398  2,685,398  2,685,398  1,118,231
 08/04/95       Common Stock             168         168        168        168         77
 08/07/95       Common Stock           9,522       9,522      9,522      9,622      3,809
 08/18/95      Treasury Stock        (50,000)   (50,000)   (50,000)   (50,000)   (18,493)
 08/21/95       Common Stock             521         521        521        521        188
 09/26/95      Treasury Stock        (20,000)   (20,000)   (20,000)   (20,000)    (5,260)
 09/28/95      Treasury Stock        (25,000)   (25,000)   (25,000)   (25,000)    (6,438)
 09/29/95      Treasury Stock         (5,000)    (5,000)    (5,000)    (5,000)    (1,274)
 10/12/95      Treasury Stock         (7,000)    (7,000)    (7,000)    (7,000)    (1,534)
 02/07/96       Common Stock         821,124     821,124    821,124    735,225
 02/13/96       Common Stock           2,084       2,084      2,084      1,833
 02/27/96       Common Stock           3,500       3,500      3,500      2,945
 03/06/96       Common Stock             513         513        513        257
 03/12/96       Common Stock           5,555       5,555      5,555      4,462
 04/23/96      Treasury Stock        (15,000)   (15,000)   (15,000)   (10,328)
 04/24/96      Treasury Stock        (53,000)   (53,000)   (53,000)   (36,417)
 04/25/96      Treasury Stock        (25,000)   (25,000)   (25,000)   (17,077)
 04/26/96      Treasury Stock        (35,000)   (35,000)   (35,000)   (23,811)
 04/29/96      Treasury Stock        (25,000)   (25,000)   (25,000)   (16,803)
 04/30/96      Treasury Stock        (12,500)   (12,500)   (12,500)    (8,367)
 05/01/96      Treasury Stock         (5,000)    (5,000)    (5,000)    (3,333)
 05/02/96      Treasury Stock        (22,500)   (22,500)   (22,500)   (14,939)
 06/10/96       Common Stock             642         642        642        302
 06/11/96       Common Stock           3,000       3,000      3,000      1,664
 09/20/96       Common Stock           1,042       1,042      1,042        280
 11/06/96       Common Stock              42          42         42          6
 11/01/96      Treasury Stock        (15,000)   (15,000)   (15,000)    (2,459)
 11/04/96      Treasury Stock        (35,000)   (35,000)   (35,000)    (5,451)
 11/05/96      Treasury Stock         (6,000)    (6,000)    (6,000)      (765)
 11/12/96      Treasury Stock        (25,000)   (25,000)   (25,000)    (3,347)
 11/27/96      Treasury Stock        (25,000)   (25,000)   (25,000)    (2,322)
 12/06/96      Treasury Stock        (15,000)   (15,000)   (15,000)    (1,025)
 12/23/96      Treasury Stock        (20,000)   (20,000)   (20,000)      (437)
 12/24/96      Treasury Stock         (2,500)    (2,500)    (2,500)       (48)
 12/26/96      Treasury Stock         (7,500)    (7,500)    (7,500)      (102)
 01/03/97      Treasury Stock        (20,000)   (20,000)   (19,836)
 01/06/97      Treasury Stock        (10,000)   (10,000)    (9,836)
 01/08/97      Treasury Stock         (5,000)    (5,000)    (4,890)
 01/17/97       Common Stock             834         834        795
 01/21/97       Common Stock          18,750      18,750     17,671
 03/06/97       Common Stock             208         208        171
 10/08/97       Common Stock           7,725       7,725      1,778
 11/25/97       Common Stock             521         521         51
 12/23/97       Common Stock           1,875       1,875         41
 12/30/97      Treasury Stock         (5,000)    (5,000)       (14)
 12/31/97       Common Stock         103,276     103,276          0
 02/11/98       Common Stock              83          73
 04/13/98       Common Stock           2,000       1,436
 07/16/98       Common Stock           4,000       1,841
 07/23/98       Common Stock           1,000         441
 07/24/98       Common Stock           7,000       3,068
 08/13/98       Common Stock           2,000         767
 09/11/98       Common Stock           5,377       1,635
 10/16/98       Common Stock           3,594         748
 11/25/98       Common Stock          24,000       2,368
 11/30/98       Common Stock           2,000         170
 12/15/98       Common Stock           3,000         132
 12/16/98       Common Stock          10,000         411
 12/17/98       Common Stock             226           9
 12/24/98       Common Stock           1,395          27
 12/31/98       Common Stock          41,487           0
            Weighted average
            number
                                 --------------------------------------------------------
               of common shares   13,289,415  13,195,379 13,074,995 13,195,605 11,069,633
                                 --------------------------------------------------------
            Net effect of
            dilutive
               stock options                                           831,437

            Total                 13,289,415  13,195,379 13,074,995 14,027,042 11,069,633
                                 ========================================================



            Income (loss) before
            extraordinary item              ($30,851,000 ($2,014,000) $5,114,000 ($1,451,000)
            Loss from early extinguishment
            of debt                                    0 (3,326,000)           0          0
                                            -------------------------------------------------
            Net income (loss)               ($30,851,000 ($5,340,000) $5,114,000 ($1,451,000)
                                            =================================================


            Net income (loss) per common share
            Income (loss) before
            extraordinary item                   ($2.34)    ($0.15)      $0.39    ($0.13)
            Extraordinary item                     0.00     (0.25)       0.00       0.00

                                            ---------------------------------------------
            Net income (loss)                    ($2.34)    ($0.40)      $0.39    ($0.13)
                                            =============================================


            Net income (loss) per common
            share-assuming dilutions:
            Income (loss) before                 ($2.34)    ($0.15)      $0.36    ($0.13)
            extraordinary item
            Extraordinary item                     0.00     (0.25)       0.00       0.00

                                            ---------------------------------------------
            Net income (loss)                    ($2.34)    ($0.40)      $0.36    ($0.13)
                                            =============================================

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